Exhibit 10.1

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Second Amendment to the Registration Rights Agreement (this “Second Amendment”) is made and entered into as of June 5, 2025, by and among Galera Therapeutics, Inc., a Delaware corporation (the “Company”), and the several purchasers signatory hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement (as defined herein).

WHEREAS, the Company and the Purchasers entered into that certain Registration Rights Agreement dated as of December 30, 2024 (the “Registration Rights Agreement”), as amended by the First Amendment to the Registration Rights Agreement dated as of March 26, 2025; and

WHEREAS, pursuant to Section 6(f) of the Registration Rights Agreement, the Company and the Purchasers desire to amend the Registration Rights Agreement as set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Purchasers, intending legally to be bound, hereby agree as follows:

1. Definitions. Section 1 of the Registration Rights Agreement is hereby amended to replace the following definition in its entirety:

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the two hundred and seventieth (270th) calendar day following the Closing Date, provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

2. Miscellaneous.

(a)
Ratification and Incorporation. Except as amended hereby, the Registration Rights Agreement is in all respects ratified and confirmed, and all of the terms thereof shall remain in full force and effect. This Second Amendment is executed and shall be construed as an amendment to the Registration Rights Agreement and, as provided in the Registration Rights Agreement, this Second Amendment forms a part thereof for all purposes. The Registration Rights Agreement and this Second Amendment shall be read, taken and construed as one and the same instrument, and each Purchaser shall be bound by the Registration Rights Agreement as amended hereby.

(b)
Execution and Counterparts. This Second Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Second Amendment shall be determined in accordance with the provisions of the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Registration Rights Agreement as of the date first written above.

Galera Therapeutics, INC.

By:

Name:

Title:

[NAME OF INVESTING ENTITY]

By:

Name:

Title: